Exhibit 10.1

Prudential Financial, Inc.

Clawback Policy

Effective February 10, 2015

I. Recoupment

If (i) Prudential is required to undertake a Restatement or (ii) any person who is -or was an Executive Officer has engaged in Improper Conduct that either has resulted in, or could reasonably be expected to result in, an Adverse Effect, then the Board may, in its sole discretion, after evaluating the associated costs and benefits, seek to recover all or any portion of the Recoverable Incentive paid to any such Executive Officer during the Applicable Period. In addition, the Board may, in its sole discretion and in the reasonable exercise of its business judgment, determine whether and to what extent additional action is appropriate to address the circumstances surrounding such Restatement or such Improper Conduct so as to minimize the likelihood of any recurrence and to impose such other discipline as it deems appropriate.

Subject to applicable law, the Board may seek to recoup such Recoverable Incentive by requiring any affected Executive Officer to repay such amount to the Company; by set-off; by reducing future compensation; or by such other means or combination of means as the Board, in its sole discretion, determines to be appropriate.

II. Disclosure

The Company shall disclose to its shareholders not later than the filing of the next following proxy statement the actions taken or the decision not to take action with regard to recovery or non-recovery, as the case may be, of Recoverable Amounts (including reporting the aggregate amounts recovered) related to any Restatement or to any Improper Conduct, so long as such event has been previously disclosed in Prudential’s filings with the SEC.

III. Definitions

For purposes of this Policy, the following terms shall have the following meanings:

1)	“Adverse Effect” means any significant adverse impact on the reputation of, or a significant adverse economic consequence for, Prudential or any of its affiliated companies, or any division or segment thereof.

2)	“Applicable Period” means (i) in the case of any Restatement, the three-year period preceding the date on which the Company is required to prepare the Restatement and (ii) in the case of any Improper Conduct, the three-year period preceding the date of the Improper Conduct, as determined by the Board.

3)	“Board” means the Board of Directors, the Compensation Committee of the Board of Directors or such other committee of the Board of Directors that, at the relevant time, has authority for making determinations as to the compensation of Executive Officers.

4)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

5)	“Executive Officer” means any person who is or was during the Applicable Period an executive officer of Prudential, as determined pursuant to Rule 3b-7 promulgated under the Exchange Act (or any successor rule).

6)	“Improper Conduct” means an Executive Officer’s willful misconduct (including, but not limited to, fraud, bribery or other illegal acts) or gross negligence, which, in either case, includes any failure to report properly, or to take appropriate remedial action with respect to, such misconduct or gross negligence by another person.

7)	“Recoverable Incentive” means the amount of any incentive-based compensation (including stock options and other equity awards) paid to or in respect of an Executive Officer during the Applicable Period that, (i) in the case of a Restatement, exceeds the amount or value that the Board determines, in its sole discretion, would have been payable or received in respect of incentive-based compensation had the revised financial statement(s) reflected in the Restatement been applied to determine the incentive-based compensation or been available to the market at the time such incentive-based compensation was paid and (ii) in the case of any Improper Conduct, the Board determines, in its sole discretion, to be appropriate in light of the scope and nature of the Improper Conduct.

8)	“Restatement” means any material restatement (occurring after the effective date of this Policy) of any of Prudential’s financial statements that have been filed with the SEC under the Exchange Act or the Securities Act of 1933, as amended.

9)	“SEC” means the Securities and Exchange Commission.

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